UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2016

Rennova Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in its Form 8-K, filed on March 22, 2016, Rennova Health, Inc. (the "Company") was notified by the Nasdaq on March 16, 2016 that the bid price of the Company's common stock closed below the minimum $1.00 share requirement for continued inclusion under Nasdaq Rule 5550(a)(2) (the "Rule"). In accordance with Nasdaq Rule 5810(c)(3)(A), the Company had 180 calendar days, or until September 12, 2016, to regain compliance. If the Company did not regain compliance by September 12, 2016, an additional 180 days may be granted to regain compliance, so long as the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (except for the bid price requirement). One of these initial listing criteria is that the Company have stockholders' equity of at least $5,000,000. In its Form 10-Q for the quarter ended June 30, 2016, the Company reported a stockholders' deficit of $10,937,320 as of June 30, 2016.

Since June 30, 2016, the Company has entered into a number of transactions that have had the effect of increasing its stockholders' equity.

As previously reported, on July 19, 2016 the Company closed a public offering of its equity securities, whereby the Company issued 19,115,000 shares of its common stock and warrants to purchase an additional 19,418,633 shares of its common stock and received net proceeds of approximately $7,300,000. Also on July 19, 2016, the Company consummated Exchange Agreements with the holders of the Company's Series C Convertible Preferred Stock and the holders of the Company's 6,451,613 warrants to purchase shares of common stock issued December 30, 2015 (the "December 2015 Warrants") to exchange such securities for shares of newly-authorized Series G Convertible Preferred Stock with a stated value of $1,000 per share and new warrants to purchase shares of common stock (the "Exchange"). In the Exchange, all of the 8,740 outstanding shares of Series C Convertible Preferred Stock and all of the December 2015 Warrants were exchanged for 13,783 shares of Series G Convertible Preferred Stock and new warrants to purchase 10,249,517 shares of the Company's common stock. The Company had incurred a derivative liability relating to the December 2015 Warrants, which was reclassified into stockholders’ equity as a result of the Exchange.

As of June 30, 2016, the Company owed $750,000 pursuant to the terms of a convertible debenture, dated December 31, 2014, to D&D Funding II, LLC (the "D&D Debenture"). The D&D Debenture was fully paid off by the Company on July 27, 2016 and the remaining derivative liability associated with the D&D Debenture as of that date was reclassified into stockholders’ equity.

In addition, on August 5, 2016, the Company exchanged an aggregate of approximately $2,100,000 of indebtedness and other obligations to various related parties for an aggregate of 5,544,441 shares of common stock and warrants to purchase 3,123,313 shares of common stock.

All of the foregoing transactions increased the Company's stockholders' equity. We believe that, as of the date of this report, we have in excess of the required stockholders' equity to satisfy The Nasdaq Capital Market's stockholders' equity initial listing standard, on an as adjusted basis. The Company has determined that it already complies with the remaining criteria. As a result, the Company has requested that Nasdaq grant it an additional 180 days to regain compliance with the $1.00 share requirement for continued inclusion under the Rule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan Chief Executive Officer (principal executive officer)

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